Exhibit 99.1

Tallgrass Energy Partners Acquires Additional Interest in Pony Express Pipeline

LEAWOOD, Kan.—(BUSINESS WIRE)—Tallgrass Energy Partners, LP (NYSE: TEP) announced today that it is acquiring an additional 31.3 percent interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”) for cash consideration of $475 million and 6.518 million TEP common units issued to Tallgrass Development. Based on TEP’s December 31st closing price of $41.21, the total consideration of approximately $743.6 million represents a multiple of approximately 9.0x incremental cash flow to TEP as a result of the acquisition. The acquisition increases TEP’s membership interest in Pony Express to 98 percent.

“This acquisition demonstrates our continued commitment to execute on our strategic plan to grow TEP and increase the cash distributions to our unitholders, even in challenging capital market conditions,” said Tallgrass President and CEO, David G. Dehaemers, Jr. “The attractive acquisition multiple, the inclusion of equity consideration and other favorable terms of the purchase agreement showcase the supportive nature of TEP’s relationship with Tallgrass Development.”

“Consistent with our first two Pony Express acquisitions, we expect this transaction to be immediately accretive to unitholders and intend to recommend that our board of directors increase our quarterly distribution for the first quarter of 2016 by at least $0.06 per unit over our distribution of $0.64 per unit for the fourth quarter of 2015. We continue to affirm our previous distribution growth guidance of approximately 20 percent annually from 2015 through 2017.”

Additional Transaction Details

The cash consideration of $475 million is being funded through borrowings under TEP’s revolving credit facility, which is increased from $1.1 billion to $1.5 billion in connection with the transaction.

As part of the transaction, Tallgrass Development is granting TEP an 18 month call option to repurchase the newly issued 6.518 million common units at a price of $42.50. Thus, the acquisition could become more accretive to TEP if it issues equity for net cash proceeds in excess of $42.50 per common unit and exercises its option. Pro forma for this transaction, TEP’s debt to cash flow ratio is approximately 3.7x and its available liquidity under its revolving credit facility is approximately $272 million. TEP expects that Tallgrass Development will maintain its minority ownership interest in Pony Express for the foreseeable future.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. TEP currently provides natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through its Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems. It provides crude oil transportation to customers in Wyoming, Colorado and the surrounding regions through its membership interest in Tallgrass Pony Express Pipeline. TEP also provides services for customers in Wyoming through

Tallgrass Midstream at its Casper and Douglas natural gas processing and its West Frenchie Draw natural gas treating facilities and provides water business services to customers in Colorado and Texas through BNN Water Solutions. TEP’s operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA should not be considered an alternative to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA be considered an alternative to available cash, operating surplus, distributions of available cash from operating surplus or other definitions in our partnership agreement. Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Non-GAAP Financial Measures

We generally define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments. We define cash flow as Adjusted EBITDA, including net deficiency payments received from Pony Express, less distributions to noncontrolling interests in excess of earnings.

Adjusted EBITDA and cash flow are not presentations made in accordance with GAAP. The following table presents a reconciliation of Adjusted EBITDA and cash flow to net income, the most directly comparable GAAP financial measure, for each of the periods indicated:

Tallgrass Energy Partners, LP Summary Financial Information

(in thousands)	Three Months Ended September 30, 2015	Three Months Ended September 30, 2015
	Pro Forma (1)	As Reported
Net income attributable to partners	$48,676	$42,679
Add:
Interest expense, net of noncontrolling interest	3,872	3,872
Depreciation and amortization expense, net of noncontrolling interest	20,515	18,826
Non-cash gain related to derivative instruments	(259)	(259)
Non-cash compensation expense	734	734

Adjusted EBITDA	$73,538	$65,852

Add:
Pony Express deficiency payments received, net	9,706	8,342
Less:
Distributions to noncontrolling interest in excess of earnings	—	(11,520)

Cash Flow for the three months ended September 30, 2015	$83,244	$62,674

Incremental Cash Flow (attributable to acquisition of 31.3 percent interest in Pony Express)	$20,570

Incremental Cash Flow Annualized	$82,280

Transaction Consideration	$743,607

Transaction Multiple	9.0x

(1)	The information in the pro forma column represents financial information for TEP as if it had owned 98% of Pony Express during the three months ended September 30, 2015.

Tallgrass Energy Partners, LP Debt to Cash Flow Reconciliation

(in thousands, except debt to cash flow ratio)
Adjusted EBITDA for the three months ended September 30, 2015	$73,538
Add:
Pony Express deficiency payments received, net	9,706

Cash Flow for the three months ended September 30, 2015	$83,244

Cash Flow Annualized	$332,976

Debt outstanding as of December 31, 2015	753,000
Add:
Cash consideration paid for 31.3 percent interest in Pony Express	475,000

Pro Forma Debt	$1,228,000

Debt to Cash Flow	3.7x

Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the accretion expected to be realized by the Partnership as a result of the Pony Express acquisition, the plan to recommend an increase in the Partnership’s cash distributions, the Partnership’s distribution growth guidance, the ability of the Partnership to issue equity, the desire of the Partnership to exercise the call option granted by Tallgrass Development, and the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

To learn more, please visit our website at www.tallgrassenergy.com.

Contact Information

Investor Relations

Nate Lien

(913) 928-6012

investor.relations@tallgrassenergylp.com

Media and Trade Inquiries

Phyllis Hammond

(913) 928-6014

media.relations@tallgrassenergylp.com